Exhibit 10.1

Form of Stock Option and Restricted Stock Agreement.

                                                                                                                                                [Date]

[Name]

[Address]

                                NOTICE OF GRANT OF RESTRICTED STOCK AND

                                                 NON-QUALIFIED STOCK OPTIONS

Dear {Name},

                The Compensation Committee has approved and the Board of Directors has ratified the grant of restricted stock ("Stock") and an option to purchase common capital stock ("the Option") of Petroleum Development Corporation pursuant to the 2004 Long-Term Equity Compensation ("the Plan") approved by the shareholders of Petroleum Development Corporation at the Annual Meeting on June 11, 2004.

                You are granted an Option to purchase _______ shares of common capital stock of Petroleum Development Corporation at the price of $44.95 per share.  The date of grant of this Option is March 16, 2006.

                The Stock granted to you is _______ shares of common capital stock of Petroleum Development Corporation.  The date of grant of the Stock is also March 16, 2006.

                The Stock and Options granted to you are subject to the terms of the Plan generally, and more specifically to conditions approved by the Compensation Committee as follows:

1.     Awards will include non-qualified stock Options (Options) and restricted stock (Shares).

2.     Both the Options and Shares are scheduled to vest over a four year period in equal annual installments of 25% of the total award on the anniversary of the grant date, which was March 16, 2006.

3.     The exercise price of the Options is the closing price on the grant date ($44.95 per share).

4.     No Options may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

5.     Options granted to you shall be exercisable during your lifetime only by you or your legal representative.

6.     Options may not be exercised until vested, and will expire on March 16, 2016.

7.     The Options are non-qualified, meaning that they will not qualify for treatment as incentive stock Options under IRS rules and regulations.

8.     The Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until vested.

9.     All rights with respect to the non-vested Shares granted to you shall be available your lifetime only to you or your legal representative.

10.   You will not have voting rights for non-vested restricted stock.

11.   You will not be entitled to receive dividends for stock that has not vested nor for any unexercised portion of the Option.

12.   Vesting of any unvested portion of the Option and Stock will be accelerated in the event of termination of employment resulting from the death or disability of the Participant.

13.   Termination of employment for any reason other than death or disability will result in termination of the Participant to any remaining rights to Shares or the Option that have not yet vested.

14.   In the event of a "Change in Control" as defined in the Plan:

    Any and all unvested portion of the Option granted will become immediately exercisable and will remain exercisable throughout their entire term.
    Any restriction periods and restrictions imposed on the Stock will lapse.

15.   With respect to withholding required upon the exercise of the Option or upon the lapse of restrictions on the Stock, or upon any other taxable event arising as a result of Awards granted hereunder, you may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.